EXHIBIT 99.1




                                                       Contact: Robert A. Lerman
                                                                    860-683-2005
NEWS RELEASE                                                        OTCBB:  TDYT
                                                                    June 9, 2006
                                                           For immediate release


         THERMODYNETICS' TURBOTEC PRODUCTS UNIT WINS NEW $700,000 ORDER

             TURBOTEC TO SUPPLY TUBING FOR NEW LOW EMISSIONS BOILERS


WINDSOR, CT -- Friday, June 9, 2006 TDYT:OTCBB


Thermodynetics' 56.32% owned subsidiary, Turbotec Products, announces that it has received a new order for its enhanced surface heat transfer tubing. Turbotec estimates that the order will be fulfilled over the next 18 to 24 months with a total contract value of up to $700,000.

The application of the tubing is for a new low emission boiler that the customer has recently introduced. The low emissions are to restrict the release of Nitrous Oxides into the atmosphere while also providing a higher efficiency boiler. The new boiler is aimed at the commercial marketplace and is designed to meet the new emissions standards rolling out across the US.


Turbotec designed a new grooved, stainless steel tube in concert with the customer's engineering staff earlier this year, specifically with the new emissions boilers in mind. This marks the second boiler tube design that Turbotec has developed for this customer. The new boiler system is being well received in the industry.


Sunil Raina, Managing Director, Turbotec, commented:


"This order demonstrates our competitive position in the marketplace. Our customer, as a leading player in our target market, approached us to develop a new type of tubing specifically designed for their product. I believe that we are the only company in the world capable of meeting a challenge such as this when set against their demanding specification."


ABOUT THERMODYNETICS, TURBOTEC PRODUCTS PLC ("TPP") AND TURBOTEC PRODUCTS, INC ("TURBOTEC")

Turbotec is a wholly owned operating subsidiary of TPP which, in turn, is a subsidiary of Thermodynetics. Turbotec is a manufacturer of high performance, high quality heat exchangers, fabricated metal components and flexible connector products for heat transfer, transportation, and plumbing applications. Turbotec markets its products in the United States, Canada and abroad to customers in the space conditioning, refrigeration, automotive, biomedical, plumbing, appliance, water heating and aerospace industries.

Turbotec's products are presently used in heat pumps as condensers and evaporators in heating, refrigeration, food processing and air-conditioning systems; in the biomedical field (as blood or intravenous fluid heat exchangers); in heat recovery units used to heat water with waste heat from air conditioning, refrigeration systems; in ice production systems; in laser coolers, beverage dispensers, food processing systems, chillers, heat pump systems and boilers, and modules for use as components in large condensing or
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desuperheater systems; and are generally usable in most applications where heat transfer is required. The tubing is also used as a flexible connector in plumbing applications.

FORWARD LOOKING STATEMENTS
This report contains certain forward-looking statements regarding Thermodynetics, TPP and Turbotec, their business prospects and results of operations that are subject to certain risks and uncertainties posed by many factors and events that could cause their actual business, prospects and results of operations to differ materially from those that may be anticipated by such forward-looking statements. Factors that may affect such forward-looking statements include, without limitation: the ability to successfully and timely develop and finance new projects, the impact of competition on revenues, changes in unit prices, and supply and demand for Turbotec's tubing product lines in the markets served.

When used, words such as "believes," "anticipates," "expects," "continue", "may", "plan", "predict", "should", "will", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Thermodynetics, TPP and Turbotec undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that may subsequently arise. Readers are urged to carefully review and consider the various disclosures made in this report, news releases, and other reports filed with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect their respective businesses.